Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes

November 15, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K dated November 15, 2006, of Apex Capital Group, Inc. and are in agreement with the statements contained therein.

/s/: Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net